SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

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Encore Medical Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 18, 2005

To our Stockholders:

          The 2004 annual meeting of stockholders of Encore Medical Corporation will be held at the offices of Empi, Inc., our wholly-owned subsidiary, 599 Cardigan Road, St. Paul, Minnesota, on Wednesday, May 18, 2005, beginning at 10:00 a.m. local time. At the meeting, stockholders will act on the following matters:

          (1) Election of three directors, each for a term of three years;

          (2) Any other matters that properly come before the meeting.

Stockholders of record at the close of business on April 1, 2005 are entitled to vote at the meeting or any postponement or adjournment.

By order of the Board of Directors,

Harry L. Zimmerman
Corporate Secretary

April 4, 2005
Austin, Texas

YOUR VOTE IS IMPORTANT.

Please Sign, Date and Return Your Proxy Card Before the Special Meeting.

If you have any questions about voting your shares, please contact
Harry L. Zimmerman, at (512) 832-9500 or harry_zimmerman@encoremed.com.

PROXY STATEMENT
ABOUT THE MEETING
STOCK OWNERSHIP
Section 16(a) Beneficial Ownership Reporting Compliance
CORPORATE GOVERNANCE AND RELATED MATTERS
Board Committee Membership
AUDIT COMMITTEE INFORMATION
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Report of the Compensation Committee on Executive Compensation
Executive Officers
Executive Compensation
Executive Compensation Summary Table
Option Grants for Fiscal 2004
Option Grants During 2004
Aggregated Option Exercises during 2004 and Option Values on December 31, 2004
Equity Compensation Plans
PERFORMANCE GRAPH
HOUSEHOLDING INFORMATION
PROPOSALS
OTHER MATTERS
EXHIBIT A-ENCORE MEDICAL CORPORATION AUDIT COMMITTEE CHARTER

9800 Metric Blvd.
Austin, Texas 78758

PROXY STATEMENT

          This proxy statement contains information related to the annual meeting of stockholders of Encore Medical Corporation (the “Company”, “Encore”, “our”, or “we”) to be held at the offices of Empi, Inc., our wholly-owned subsidiary, 599 Cardigan Road, St. Paul, Minnesota, on Wednesday, May 18, 2005, beginning at 10:00 a.m. local time, and at any postponements or adjournments thereof.

ABOUT THE MEETING

What is the purpose of the annual meeting?

          At our annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of three directors by the holders of common stock of the Company, par value $.001 per share. In addition, our management will report on our performance during 2004 and respond to questions from stockholders.

Who is entitled to vote?

          Only holders of record of our common stock at the close of business on the record date, April 1, 2005, are entitled to receive notice of the annual meeting and to vote the shares of our common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share of our common stock entitles its holder to cast one vote on each matter to be voted upon.

Who can attend the meeting?

          All holders of our common stock as of the record date, or their duly appointed proxies, may attend the meeting.

What constitutes a quorum?

          The presence at the meeting, in person or by proxy, of the holders of shares of our common stock outstanding on the record date with a majority of the voting power for a matter will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 52,234,205 shares of our common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

          If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you attend the meeting, you may deliver your completed proxy card in person.

Can I vote by telephone or electronically?

     No.

Can I change or revoke my vote after I return my proxy card?

          Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The mailing address for the Secretary of the Company is 9800 Metric Blvd., Austin, Texas 78758, Attn: Harry L. Zimmerman. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy. You must actually obtain a ballot and vote your shares to revoke a proxy.

How do I vote my 401(k) shares?

          If you participate in the Encore Medical Corporation 401(k) Plan, you may vote shares of our common stock equivalent to the value of the interest credited to your account by instructing Wells Fargo Bank, N.A., the trustee of the plan, pursuant to the instruction card being mailed with this proxy statement to plan participants. The trustee will vote your shares in accordance with your duly executed instructions received by May 10, 2005. If you do not send instructions, the share equivalents credited to your account will be voted by the trustee in the same proportion that it votes share equivalents for which it did receive timely instructions.

          You may also revoke previously given voting instructions by May 10, 2005, by filing with the trustee either a written notice of revocation or a properly completed and signed voting instruction card bearing a later date.

What are the Board’s recommendations?

          Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors of the Company (the “Board”). The Board’s recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

•	For election of the nominated slate of directors (see page 18).

What vote is required to approve each item?

•	Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting that are entitled to elect each director is required for the election of the directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

•	Other Items. For each other item, the affirmative vote of the holders of shares of our common stock with a majority of the voting power represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

          Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. Brokers are permitted to vote on routine, non-controversial proposals in instances where they have not received voting instructions from the beneficial owner of the stock but are not permitted to vote on non-routine matters. In the event that a broker does not receive voting instructions for non-routine matters, a broker may notify us that it lacks voting authority to vote those shares. These “broker non-votes” refer to votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers’ instructions. The election inspectors will treat broker non-votes as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. However, for the purpose of determining the outcome of any matter as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

STOCK OWNERSHIP

Who are the largest owners of the Company’s stock?

     We know of only two (2) persons (or entities) that are, as of March 15, 2005, the beneficial owners of more than five percent of our common stock. They are:

Name and Address	Number of	Percent of
of Beneficial Owner	Shares	Class
Galen Partners III, L.P.(1) 610 Fifth Avenue New York, NY 10020	9,216,431	17.64%
TC Group, L.L.C. (2) c/o The Carlyle Group 1001 Pennsylvania Avenue, NW, Suite 220 South Washington, D.C. 20004	6,399,553	12.25%

(1)	Does not include (i) the 38,088 shares of our common stock beneficially owned by Galen Employee Fund III, L.P., the beneficial ownership of which is disclaimed by this person. Also, does not include the 834,204 shares of common stock beneficially owned by Galen Partners International III, L.P. and 63,492 shares of common stock beneficially owned by Galen Advisors, LLC, the beneficial ownership of which is disclaimed by this person. Galen Partners III, L.P., Galen Partners International III, L.P., and Galen Employee Fund III, L.P. are collectively referred to herein as the “Galen Entities.” Galen Associates and Galen Advisors, LLC are affiliates of the Galen Entities.

(2)	Carlyle Partners II, L.P., a Delaware limited partnership, Carlyle SBC Partners II, L.P., a Delaware limited partnership, Carlyle International Partners II, L.P., a Cayman Islands limited partnership, Carlyle International Partners III, L.P., a Cayman Islands limited partnership, and certain additional partnerships formed by TC Group, L.L.C. (collectively, the “Investment Partnerships”) and certain investors with respect to which TC Group, L.L.C. or an affiliate exercises investment direction and management, constitute all of the members of MPI Holdings, L.L.C., a Delaware limited liability company (“MPI”). MPI exercises voting control with respect to these shares pursuant to an Indemnification Escrow Agreement, dated as of October 4, 2004, by and among Encore, MPI and JPMorgan Chase Bank, the record holder of these shares. MPI disclaims beneficial ownership to the extent of its pecuniary interest in 1,600,800 shares held in escrow for the benefit of certain other persons pursuant to the Indemnification Escrow Agreement. TC Group, L.L.C. exercises investment discretion and control over the shares attributable to the Investment Partnerships or indirectly through its wholly-owned subsidiary TC Group II, L.L.C., the sole general partner of certain of the Investment Partnerships. TCG Holdings, L.L.C., a Delaware limited liability company, is the sole managing member of TC Group, L.L.C. William E. Conway, Jr., Daniel A. D’Aniello and David M. Rubenstein, as managing members of TCG Holdings, L.L.C. may be deemed to share beneficial ownership of the shares shown as beneficially owned by TCG Holdings, L.L.C. Such persons disclaim such beneficial ownership.

How much stock do the Company’s directors and officers own?

          The following table shows the ownership of our common stock by (i) the Company’s directors, (ii) the executive officers of the Company named in the Summary Compensation Table below, and (iii) the directors and executive officers of the Company as a group, in each case as of March 15, 2005.

		Acquirable
	Aggregate Number of	within	Percent of Shares
Name	Shares Beneficially Owned(1)	60 days (2)	Outstanding
Kenneth W. Davidson (3)	704,389	200,000	1.72%
Paul Chapman	0	170,834	*
Jack Cahill	112,846	75,000	*
Scott Klosterman	0	102,501	*
Harry L. Zimmerman	222,149	50,000	*
Alastair J.T. Clemow	0	15,000	*
Joel S. Kanter (4)	232,500	50,000	*
Richard O. Martin, Ph.D.	24,991	70,000	*
Karen R. Osar	0	15,000	*
Bruce F. Wesson (5)	10,243,199	30,000	19.66%
Zubeen Shroff (6)	10,098,723	30,000	19.38%
All Directors and executive officers as a group (12 persons)	11,563,074	838,335	23.37%

* Represents less than 1% of the Company’s outstanding common stock.

(1)	The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority.

(2)	Reflects the number of shares that could be purchased by exercise of options on March 15, 2005 or within 60 days thereafter under the Company’s stock option plans.

(3)	Of the shares attributed to Mr. Davidson, 135,502 shares are held by a trust for the benefit of Mr. Davidson’s children, of which Mr. Davidson is co-trustee.

(4)	Of the shares attributed to Mr. Kanter, 50,000 shares of our common stock are owned by Windy City, Inc. and 172,500 shares of our common stock are beneficially owned by the Kanter Family Foundation, a charitable not-for-profit corporation. Mr. Kanter is the President and a member of the Board of Directors for both Windy City, Inc. and the Kanter Family Foundation and has sole voting and investment control over said securities. Mr. Kanter disclaims any and all beneficial ownership of securities owned by either Windy City, Inc. or the Kanter Family Foundation.

(5)	Of the shares attributed to Mr. Wesson, all but 120,984 of the shares listed are beneficially owned by the Galen Entities, of which he is the managing member or sole stockholder of the respective general partners of the Galen Entities. Mr. Wesson does not have sole voting or investment power with respect to the shares owned by the Galen Entities, and Mr. Wesson disclaims beneficial ownership of these shares except to the extent of each of his pecuniary interest therein. Includes 63,492 shares held by Galen Advisors, LLC of which Mr. Wesson is a member. Mr. Wesson does not have sole voting or investment power with respect to such shares and Mr. Wesson disclaims beneficial ownership of these shares except to the extent of his pecuniary interests therein. Does not include 17,500 shares held in a trust of which Mr. Wesson’s spouse is a co-trustee. Mr. Wesson disclaims beneficial ownership of these shares.

(6)	Of the shares attributed to Mr. Shroff, all but 30,000 of the shares listed are beneficially owned by the Galen Entities, of which he is the managing member of the general partner of two of the Galen Entities that control the general partner of the Galen Entities. Mr. Shroff does not have sole voting or investment power with respect to the shares owned by the Galen Entities, and Mr. Shroff disclaims beneficial ownership of these shares except to the extent of each of his pecuniary interest therein.

Section 16(a) Beneficial Ownership Reporting Compliance

          Based upon a review of filings with the Securities and Exchange Commission (“SEC”) and written representations that no other reports were required, the Company believes that all of the Company’s directors and executive officers complied during 2004 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 except for one transaction by each of Kenneth Davidson, Harry Zimmerman, Jack Cahill, Scott Klosterman, and Paul Chapman, each of which was contained on separate Form 4 filings and all of which were not timely filed due to an administrative oversight.

CORPORATE GOVERNANCE AND RELATED MATTERS

General

          We have long believed that good corporate governance is important to ensure that Encore is managed for the long-term benefit of our stockholders. During the past year, we have continued to review our corporate governance policies and practices and to compare them to those suggested by various authorities in corporate governance and the practices of other public companies. We have also continued to review the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules and regulations of the SEC and the new listing standards of the Nasdaq National Market.

          Based on this review, in 2004 our Board of Directors adopted an amended and restated charter for our Audit Committee. You can access our current committee charters for the Compensation Committee, the Audit Committee, and the Nominating/Corporate Governance Committee and our Codes of Conduct in the “Governance” section of our website located at www.encoremed.com.

Who are the current members of the Board?

Name	Age	Position
Kenneth W. Davidson	58	Chairman of the Board, Chief Executive Officer
Alastair J. T. Clemow	54	Director
Karen R. Osar	55	Director
Joel S. Kanter	48	Director
Dr. Richard O. Martin	65	Director
Zubeen Shroff	40	Director
Bruce F. Wesson	62	Director

Which directors serve on the Board’s committees?

          The following table summarizes the current committee membership of our Board of Directors.

BOARD COMMITTEE MEMBERSHIP

Nominating/
Corporate
	Compensation	Audit	Governance
Name	Committee	Committee	Committee
Alastair J.T. Clemow	-	*	**
Joel S. Kanter	*	*	*
Richard O. Martin, Ph.D.	**		-
Karen R. Osar	-	**	*
Bruce F. Wesson (1)	-	-	-
Zubeen Shroff (1)	-	-	-

*	Member

**	Chairperson

(1) Our Board of Directors has determined that Mr. Wesson and Mr. Shroff are not “independent directors” as defined by the listing standards of the Nasdaq National Market and in accordance with the applicable rules and regulations of the SEC.

What is the role of the Board’s committees?

          The Board has standing Compensation, Audit and Nominating/Corporate Governance Committees.

          Compensation Committee. The Compensation Committee is charged with reviewing the Company’s general compensation strategy; establishing salaries and reviewing benefit programs for the Chief Executive Officer and other executives; reviewing, approving, recommending and administering the Company’s incentive compensation and stock option plans for employees and certain other compensation plans; advising the Board of Directors and making recommendations with respect to such plans; and approving certain employment contracts. In 2004, the Compensation Committee met five (5) times.

          Audit Committee. The Audit Committee met twelve (12) times during 2004. Its functions are to recommend the appointment of the independent registered public accounting firm (hereinafter, the “independent accountants,” “independent auditors” or “independent registered public accounting firm”); review the arrangements for and scope of the audit by independent accountants; review the independence of the independent accountants; consider the adequacy of the Company’s system of internal accounting controls and review any proposed corrective actions; review and monitor the Company’s policies relating to ethics and conflicts of interests; and discuss with management and the independent accountants the Company’s draft annual and quarterly financial statements and key accounting and/or reporting matters. The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent auditors without the presence of the Company’s management. The Board, in light of the increased responsibilities placed on the Audit Committee by the Sarbanes-Oxley Act of 2002 and the SEC, adopted an amended and restated charter for the Audit Committee on November 19, 2004. A copy of this charter can be found on the Company’s web site at www.encoremed.com or can be obtained from Encore at no charge. All Audit Committee members are “independent” as defined and required under the Nasdaq listing standards and the rules and regulations of the SEC. All Audit Committee members also possess the level of financial literacy required by all applicable laws and regulations. The Board has determined that at least one member of the Audit Committee, Ms. Karen R. Osar, is an “audit committee financial expert,” as defined by the rules and regulations of the SEC.

          Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee is responsible for evaluating and monitoring the composition of the Board; soliciting recommendations, including from stockholders, for candidates for the Board; developing continuity plans for directors and officers of the Company; developing and reviewing background information for candidates; and making recommendations to the Board regarding such candidates. It is also responsible for developing principles of corporate governance and recommending them to the Board for its approval and adoption, reviewing periodically these principles of corporate governance to insure that they remain relevant and are being complied with and monitor on an on-going basis the governing instruments, policies and procedures of the Company to ascertain that they are in the best interest of the stockholders of the Company. All Nominating/Corporate Governance Committee members are independent as identified under Nasdaq listing standards and the rules and regulations of the SEC. The Nominating/Corporate Governance Committee met two (2) times during 2004.

How does the Board select nominees for the Board? Will the Board consider stockholder recommendations for candidates?

          The Nominating/Corporate Governance Committee will generally identify nominees based upon suggestions by outside directors, management members, and/or stockholders, and then the Nominating/Corporate Governance Committee will evaluate those persons on its own. Our Board member selection criteria generally include integrity, high level of education and/or business experience, broad-based business acumen, understanding of our business and industry, strategic thinking and willingness to share ideas, network of contacts, and diversity of experience, expertise, and background. The committee will use these and other criteria to evaluate potential nominees. The committee does not evaluate proposed nominees differently depending upon who makes the proposal. To date, we have not paid any third-party fee to assist in this process.

          The Nominating/Corporate Governance Committee will consider, and make recommendations to the Board of Directors regarding any stockholder recommendations for candidates to serve on the Board of Directors. While the Nominating/Corporate Governance Committee has not adopted a formal process for consideration of stockholder recommendations of candidates for service on the Board of Directors, the committee believes that the informal consideration process has been adequate given the historical absence of those proposals, and the committee will review periodically whether a more formal policy should be adopted. If a stockholder wishes to suggest a candidate for committee consideration, the stockholder should send the name of the recommended candidate for director, together with pertinent biographical information, a document indicating the candidate’s willingness to serve if elected, and evidence of the nominating stockholder’s ownership of Encore stock, to the attention of Corporate Secretary, 9800 Metric Blvd., Austin, Texas 78758 at least six months before the next annual meeting to assure time for meaningful consideration by the committee. To date, we have not had any candidates submitted by any stockholders for the upcoming annual meeting.

How does the Board determine which directors are considered independent?

          The Board determines which directors are independent primarily on a review of the responses of the Directors to questions regarding employment and compensation history, affiliations and family and other relationships and on discussions with the directors.

          Our Board of Directors has determined that (i) Mr. Clemow, Ms. Osar, Mr. Kanter and Dr. Martin are “independent directors” as defined by the listing standards of the Nasdaq National Market, and in accordance with the applicable rules and regulations of the SEC, and (ii) Mr. Davidson, Mr. Shroff and Mr. Wesson are not “independent directors.”

How often did the Board meet during fiscal 2004?

          The Board met nine (9) times during 2004. Each director attended at least 75% of the meetings of the Board and committees on which he or she served, except Mr. Kanter and Ms. Osar, each of whom missed one of the two Nominating/Corporate Governance Committee Meetings. All directors attended the Company’s annual stockholders meeting in May 2004.

How are directors compensated?

          Cash Compensation. Each director is reimbursed his or her travel expenses for attending Board meetings. During 2004, no other cash compensation was paid to the directors. Based on a recommendation to the Board from the Compensation Committee, we anticipate that the Board will, effective as of the 2005 Annual Meeting, increase non-employee director compensation by including a cash component of $12,000 per year for each non-employee board member plus $2,000 per each quarterly board meeting that such board members attend in person.

          Options. Each non-employee director receives, pursuant to the terms of the 2000 Non-Employee Director Option Plan, a grant, on the date of the annual meeting for each year, of options to purchase 15,000 shares of our common stock. In addition, the chairperson of the Audit Committee is granted options to purchase an additional 5,000 shares of our common stock. Any new director to the Board elected at a time other than the annual meeting is eligible to be granted options on his or her appointment to the Board. For 2004, Messrs. Kanter, Shroff, Clemow, Wesson, and Ms. Osar and Dr. Martin received grants under this plan. Each annual option grant vests in one year, has a 10-year term, and permits the holder to purchase shares at the fair market value on the date of grant. The fair market value for the options granted to the non-employee directors in 2004 was $7.28. We anticipate that the Board will decide to grant to the chairman of the Compensation Committee an option to acquire an additional 2,500 shares of our common stock each year, effective as of the 2005 Annual Meeting, on the same terms as the other options granted to Board members.

How do stockholders communicate with the Board?

          Stockholders may communicate with any and all members of our Board of Directors by transmitting correspondence by mail or facsimile addressed to one or more directors by name (or to the Chairman, for a communication addressed to the entire Board) at the following address and fax number:

Name of the Director(s)
c/o Corporate Secretary
Encore Medical Corporation
9800 Metric Blvd.
Austin, TX 78758
(512) 834-6300

          Communications from our stockholders to one or more directors will be collected and organized by our Corporate Secretary under procedures approved by our independent directors. The Corporate Secretary will forward all communications to the Chairman of the Board of Directors or to the identified director(s) as soon as practicable, although communications that are abusive, in bad taste or that present safety or security concerns may be handled differently. If multiple communications are received on a similar topic, the Corporate Secretary may, in his or her discretion, forward only representative correspondence.

          The Chairman of the Board of Directors will determine whether any communication addressed to the entire Board of Directors should be properly addressed by the entire Board of Directors or a committee thereof. If a communication is sent to the Board of Directors or a Committee, the Chairman of the Board or the Chairman of that committee, as the case may be, will determine whether a response to the communication is warranted. If a response to the communication is warranted, the content and method of response will be coordinated with our General Counsel.

Does the Company have a Code of Conduct?

          Encore has adopted a Business Ethics Policy and Code of Conduct which is designed to help directors and employees resolve ethical issues in an increasingly complex business environment. The Business Ethics Policy and Code of Conduct applies to all directors and employees and covers topics including, but not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. Encore also has (i) a Code of Ethics for the Chief Executive Officer and Senior Executive and Financial Officers which applies to the Chief Executive Officer, the Chief Financial Officer, the Controller and any other employee with any responsibility for the preparation and filing of documents with the SEC, and (ii) a Code of Conduct for the Board of Directors, which applies to our Board of Directors. Copies of all of the codes are available at Encore’s corporate governance website located at www.encoremed.com/company/governance.htm. Encore will post amendments to or waivers of the provisions of the codes, if any, made with respect to any of our directors and executive officers on that website. Please note, however, that the information contained on the website is not incorporated by reference in, or considered to be a part of, this document.

AUDIT COMMITTEE INFORMATION

Report of the Audit Committee of the Board Of Directors

          The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

          The Company’s Board has adopted a written charter for the Audit Committee which was amended in late 2002 and again in late 2004, to take into account the added responsibilities placed on audit committees by the Sarbanes-Oxley Act of 2002 and the SEC, a copy of which can be obtained without cost from the Company or from the Company’s web site at www.encoremed.com.

          The Audit Committee hereby reports as follows:

          1. The Audit Committee has reviewed and discussed the annual audited financial statements and unaudited quarterly financial statements with the Company’s management and the Company’s independent auditors prior to their issuance. During fiscal 2004, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Audit Committee.

          2. The Audit Committee has discussed with KPMG LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by SAS 61 (Communication with Audit Committees), including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

          3. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with KPMG LLP matters relating to their independence, including a review of audit and non-audit fees.

          4. Based on the reviews and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Karen R. Osar (chair)
Alastair J.T. Clemow
Joel S. Kanter

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          KPMG LLP serves as the Company’s independent registered public accounting firm. In addition, KPMG LLP provides certain limited tax related services to the Company and its subsidiaries. The Audit Committee of the Board has considered whether the provision of non-audit services is compatible with maintaining KPMG LLP’s independence.

Audit Fees

Fees Paid to KPMG

          The following table sets forth the aggregate fees billed by KPMG for audit services rendered in connection with the consolidated financial statements and reports for fiscal years 2004 and 2003 and for other services rendered during fiscal years 2004 and 2003 on behalf of Encore and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services, which have been billed to Encore. All audit, audit related, and tax services were pre-approved by the Audit Committee.

	2004	2003
Audit fees	$1,119,000	$517,000
Audit-related fees	$18,000	$11,000
Tax fees	$13,000	$114,000
All other fees	$0	$0

          Audit Fees: Consists of fees billed for professional services rendered for the audit of Encore’s consolidated financial statements, review of the interim condensed consolidated financial statements included in quarterly reports, services that are normally provided by KPMG in connection with statutory and regulatory filings, and in 2004, the audit of internal control over financial reporting. During 2003, audit fees also included services provided in connection with the filing of the Company’s registration statements on Forms S-1, S-3 and S-8. In 2004, audit fees included audit services provided in connection with the registration statement associated with the terminated acquisition of BioHorizons Implant Systems, Inc., the completed acquisition of Empi, Inc., and the filing of the Company’s registration statements on Forms S-8, S-3 and S-4.

          Audit-Related Fees: Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Encore’s consolidated financial statements and are not reported under “Audit Fees.”

          Tax Fees: Consists of tax compliance and consultation services.

          All Other Fees: Consists of fees for all other services other than those reported above. There were no other fees in either 2004 or 2003.

Independent Auditor Selection for 2005

          KPMG has been selected to serve as Encore’s independent auditor for the fiscal year ended December 31, 2005. Representatives of KPMG are expected to be present at the Annual Meeting to make a statement, if they desire to do so, and to respond to appropriate questions from stockholders.

Audit Committee Pre-approval Policy

          All services to be performed for Encore by its independent auditors must be pre-approved by the Audit Committee, or a designated member of the Audit Committee, to assure that the provision of such services do not impair the auditor’s independence. The Audit Committee has delegated interim pre-approval authority to Karen R. Osar, Chairperson of the Audit Committee. Any interim pre-approval of service is required to be reported to the Audit Committee at the next scheduled Audit Committee meeting. The Audit Committee does not delegate its responsibility to pre-approve services performed by the independent auditors to management.

          The annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions, and fees resulting from changes in audit scope or other matters. All other audit services not otherwise included in the annual audit services engagement must be specifically pre-approved by the Audit Committee.

          Audit-related services are services that are reasonably related to the performance of the audit or review of Encore’s financial statements or traditionally performed by the independent auditors. Examples of audit-related services include employee benefit and compensation plan audits, due diligence related to mergers and acquisitions, attestations by the auditors that are not required by statute or regulation, consulting on financial accounting/reporting standards and internal controls, and consultations related to compliance with Section 404 of the Sarbanes-Oxley Act of 2002. All audit-related services must be specifically pre-approved by the Audit Committee.

          The Audit Committee may grant pre-approval of other services that are permissible under applicable laws and regulations and that would not impair the independence of the auditors. All of such permissible services must be specifically pre-approved by the Audit Committee.

          Requests or applications for the independent auditors to provide services that require specific approval by the Audit Committee are considered after consultation with management and the auditors. Questions about whether the scope of a proposed service requires specific pre-approval, or is permitted by applicable laws and regulations, are to be referred to the Encore legal department.

Certain Relationships and Related Party Transactions

          On October 4, 2004, we paid Galen Advisors LLC, an affiliate of one of our greater than 10% stockholders and of Messrs. Wesson and Shroff, a consulting fee of $1 million in connection with our acquisition of Empi, Inc. This payment resulted from a consulting agreement with Galen Advisors LLC that we entered into in November 2003. Under the terms of this agreement, Galen Advisors LLC assisted us in identifying, negotiating and consummating strategic acquisitions. We agreed to pay a one-time fee of $1 million for these services immediately following the closing, if any, of one or more merger or acquisition transactions with a purchase price equal to or in excess of $25 million in the aggregate. This consulting agreement terminated upon the payment of this fee.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

          The following Report of the Compensation Committee and the performance graphs included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graphs by reference therein.

Report of the Compensation Committee on Executive Compensation

          The Compensation Committee of the Board has furnished the following report on executive compensation for 2004.

What is the Company’s philosophy of executive compensation?

          The Company’s compensation program for executives consists of three key elements:

•	A base salary,

•	A performance-based annual bonus, and

•	Periodic grants of stock options.

          The Committee believes that this three-part approach best serves the interests of the Company and its stockholders. It enables the Company to meet the requirements of the highly competitive environment in which the Company operates while ensuring that executive officers are compensated in a way that advances both the short-and long-term interests of stockholders. Under this approach, compensation for these officers involves a high proportion of pay that is “at risk”—namely, the annual bonus and stock options. The variable annual bonus permits individual performance to be recognized on an annual basis, and is based, in significant part, on an evaluation of the contribution made by the officer to Company performance. Stock options relate a significant portion of long-term remuneration directly to stock price appreciation realized by all of the Company’s stockholders.

          Base Salary. Base salaries for the Company’s executive officers, as well as changes in such salaries, are set by the Compensation Committee, taking into account such factors as competitive industry salaries; a subjective assessment of the nature of the position; the contribution and experience of the officers, and the length of the officer’s service. The Chief Executive Officer reviews any salary recommendations for executives other than himself with the Compensation Committee. The base salary for the Chief Executive Officer is set by the Compensation Committee.

          Annual Bonus. Annual bonuses for 2004 paid to executive officers of the Company were governed by the Company’s Annual Bonus Performance Plan (the “Bonus Plan”). The Bonus Plan provides for performance-based bonuses for all executive employees of the Company.

          Under the Bonus Plan, executive employees are entitled to a non-discretionary bonus if certain preset revenue and operating income amounts are achieved. The base bonus is set as a percentage of an executive’s salary and varies based on the employee’s position in the Company. If the targets are exceeded, then the amount of the bonus is increased. If these targets are not met, then the bonus amounts, if any, are at the discretion of the Compensation Committee.

          In accordance with the Company’s compensation policies and practices, at the beginning of 2004 the Company’s Chief Executive Officer and the President and Chief Operating Officer developed a Company-wide discretionary bonus pool for all eligible employees of the Company and its subsidiaries, including all executive officers. The size of the bonus pool was based upon an assessment of both overall company and individual division performance as compared to both budgeted and prior fiscal year performance and the extent to which the Company achieved its overall financial goals, including goals related to sales and operating income. The assessment also took into account subjective qualitative evaluations of performance and achievements by particular employees. The proposed bonus pool, together with a description of the key factors upon which it was based, was presented to and reviewed with the Compensation Committee. Based upon this review, the Compensation Committee approved the amounts of the bonuses in late 2004. Bonuses were also paid to certain employees of Empi, Inc. in accordance with Empi’s compensation policies in place at the time of the Company’s acquisition of Empi.

          Stock Options. Stock option grants may be made to executive officers and other employees upon initial employment, upon promotion to a new, higher level position that entails increased responsibility and accountability, in connection with the execution of a new employment agreement, and/or whenever the Compensation Committee or Board determines option grants are warranted. Using these guidelines, the Chief Executive Officer recommends the number of options to be granted, within a range associated with the individual’s salary level, and presents this to the Compensation Committee for review and approval. The Chief Executive Officer may make recommendations that deviate from the guidelines where he deems it appropriate. While options typically vest over a three or four-year period, options granted to certain executive officers may have shorter vesting periods, or may vest immediately.

          During December 2004, we accelerated vesting of Company stock options granted to employees under the 1996 Incentive Stock Plan with a per share option exercise price equal to or greater than $7.28. The minimum $7.28 per share exercise price was greater than the closing price of the Company’s shares on the Nasdaq National Market on the effective date. As a result, approximately 475,000 shares (representing 12% of the Company’s shares of common stock which were subject to issuance upon the exercise of the Company’s total outstanding options) held by certain of the Company’s executive officers became immediately exercisable. The options held by such executive officers had varying remaining vesting schedules of between six months and 18 months. This acceleration was made considering long-term incentive compensation incentives and proposed new accounting rules that are to take effect in 2005. Under the new accounting rules, all options are required to be expensed including options with an exercise price above current market value.

How is the Company’s Chief Executive Officer compensated?

          As Chief Executive Officer, Mr. Davidson was compensated during 2004 pursuant to an employment agreement entered into on October 1, 2003. This agreement is for a term of three years and was amended on March 9, 2005 to reflect certain changes in base compensation levels. The agreement, which has a term until September 30, 2006, subject to earlier termination under certain circumstances, provides for an annual base salary of $325,000 for the first year, $340,000, on an annualized basis, for the period October 1, 2004 to December 31, 2004, $440,000 for 2005 and $455,000 for 2006, plus an annual discretionary bonus determined by the Compensation Committee and the Board of Directors. Mr. Davidson earned a bonus for 2004 in the amount of $162,500.

How is the Company addressing Internal Revenue Code limits on deductibility of compensation?

          Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s Chief Executive Officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. No executive of the Company receives compensation at a level that would invoke the provision of Section 162(m).

          The Board and the Compensation Committee reserve the authority to award non-deductible compensation in other circumstances as they deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company’s efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

Members of the Compensation Committee:

Richard O. Martin, Ph.D. (chair)
Joel S. Kanter

Compensation Committee Interlocks and Insider Participation

     None of the members of the Board’s Compensation Committee is or has been an officer or employee of the Company.

Executive Officers

Kenneth W. Davidson – Chairman and Chief Executive Officer

Mr. Davidson has served as our Chief Executive Officer since October 2000 and as Chairman of our Board of Directors since February 2001. Mr. Davidson also served as our President from October 2000 to May 2003. Mr. Davidson has served as a member of our Board of Directors since March 1997. Mr. Davidson served as Chairman, President and CEO of Maxxim Medical, Inc., a publicly-held medical supply company from 1986 to July 2000. Previously, Mr. Davidson held various positions with Intermedics, Inc., a pacemaker equipment manufacturer, Baxter Laboratories, a publicly-held health-care product and service company, and Merck & Co, a publicly-held human and animal health-care product company. Mr. Davidson received a Bachelor of Science degree in Biology and Chemistry from Laurentian University, Sudbury Ontario, Canada.

Paul Chapman – President and Chief Operating Officer

Mr. Chapman has served as our President and Chief Operating Officer since May 2003. Previously Mr. Chapman served as our Executive Vice President and as President of the Chattanooga Group Division, a position he accepted in February 2002 upon our acquisition of Chattanooga Group, Inc. Prior to joining Chattanooga Group, Inc. in 1994, Mr. Chapman was employed by Stryker Corporation in Kalamazoo, Michigan. During his six years at Stryker, Mr. Chapman held a variety of positions including Vice President and General Manager, Patient Care Division; Vice President of Marketing and New Business Development; Vice President of Sales, Medical Division; and Vice President of Operations, Medical Division. Mr. Chapman has a B.S. in Business Administration from Pepperdine University.

William W. Burke – Executive Vice President and Chief Financial Officer

Mr. Burke has served as our Executive Vice President and Chief Financial Officer since August 2004. Mr. Burke served as Chief Financial Officer, Treasurer and Secretary of Cholestech Corporation, a publicly traded medical products company, from March 2001 to August 2004. Prior to that, he spent 15 years as a senior investment banker with firms such as Bear, Stearns & Co., Everen Securities and Principal Financial Securities where he provided advisory and financing services to emerging growth companies in healthcare and other industry sectors. He also serves as a member of the board of directors of Medical Action Industries, Inc., a publicly traded diversified manufacturer of disposable medical devices. Mr. Burke holds a Bachelor of Business Administration degree in Finance from the University of Texas at Austin and a Masters of Business Administration degree from the University of Pennsylvania’s Wharton Graduate Business School.

Jack Cahill – Executive Vice President and President – Surgical Implant Division

Mr. Cahill has served as our Executive Vice President and President – Surgical Implant Division since May 2002. Mr. Cahill served as our Executive Vice President—Sales and Marketing from January 2001 to May 2002. Prior to joining us, he had over 7 years experience with Maxxim Medical, Inc. and prior to that, he has almost 20 years of prior experience with Johnson & Johnson in a variety of sales and marketing positions, including Director of Marketing for Johnson & Johnson Medical, Inc., Director of Sales for the Medical Specialties Division of Johnson & Johnson Medical, Inc., and Director of Sales and Marketing for the Sterile Design Division of Johnson & Johnson Medical, Inc. Mr. Cahill has a B.A. from Westminster College.

Scott Klosterman – Executive Vice President and President – Orthopedic Rehabilitation Division

Mr. Klosterman has served as our Executive Vice President and President – Orthopedic Rehabilitation Division since June 2003. From February 2002 until June 2003 Mr. Klosterman served as Vice President of Finance of the

Chattanooga Group Division, a position he accepted in February 2002 upon our acquisition of Chattanooga Group, Inc. Mr. Klosterman joined Chattanooga Group, Inc. in 1994 and served in a variety of positions including Chief Financial Officer, Chief Operating Officer, Secretary and Treasurer. Mr. Klosterman holds a B.S. in Accounting from the University of Delaware.

Harry L. Zimmerman – Executive Vice President and General Counsel

Mr. Zimmerman has served as our Executive Vice President and General Counsel since October 2000 and served as our Vice President – General Counsel from April 1994 until October 2000 after twelve years of experience in the private practice of corporate, real estate and tax law. From 1992 to April 1994, Mr. Zimmerman was associated with the law firm of Winstead Sechrest & Minick, P.C., a law firm based in Texas, in the corporate, tax and real estate practices of the firm’s Austin office. Mr. Zimmerman is also licensed as a Certified Public Accountant. He has a B.S. (with honors) in Economics from the Wharton School of the University of Pennsylvania and a J.D. (with honors) from the University of Texas School of Law.

Executive Compensation

     The following table sets forth information concerning total compensation earned or paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company who served in such capacities as of December 31, 2004 (the “named executive officers”) for services rendered to the Company during each of the last three years.

EXECUTIVE COMPENSATION SUMMARY TABLE*

						Long Term
						Compensation
						Awards
	Annual Compensation					Securities
				Other annual		underlying	All Other
Name and principal position	Year	Salary ($)	Bonus ($)	compensation		options	Compensation(2)
Kenneth W. Davidson	2004	$340,000	$162,500	*		400,000	$6,500
Chief Executive Officer	2003	$311,500	$320,000	*		0	$6,000
	2002	$275,000	$0	$58,575	(1)	0	$5,500

Paul Chapman	2004	$246,750	$123,275	*		250,000	$6,500
President and Chief	2003	$225,385	$117,500	*		100,000	$6,000
Operating Officer	2002	$187,933	$104,500	**		50,000	$5,500

Jack Cahill	2004	$203,716	$104,700	*		100,000	$6,500
Executive Vice President and	2003	$198,500	$80,000	*		0	$6,000
President, Surgical Implant Division	2002	$190,423	$0	*		0	$5,500

Scott Klosterman	2004	$165,000	$93,500	*		75,000	$6,500
Executive Vice President and	2003	$152,308	$80,000	*		50,000	$6,000
President, Orthopedic Rehabilitation Division	2002	***	***	**		**	***

Harry L. Zimmerman	2004	$190,000	$95,000	*		150,000	$6,500
Executive Vice President and	2003	$183,846	$170,000	*		0	$3,508
General Counsel	2002	$170,000	$0	*		0	$3,600

*	Amounts totaling less than $50,000 or 10% of the executive’s combined annual salary and bonus have been omitted and there were no awards of restricted stock under long-term incentive plans made during the three-year period ending December 31, 2004.

**	These executives did not join the Company until February 8, 2002 in connection with the Company’s acquisition of Chattanooga Group, Inc.

***	Mr. Klosterman did not become an executive officer of the Company until June 2003 when he was promoted to the position of Executive Vice President and President – Orthopedic Rehabilitation Division.

(1)	Relocation and related reimbursement, club membership dues, and vehicle allowance account for $41,916, $468, and $16,191 of this, respectively, in 2002.

(2)	These amounts represent matching contributions by the Company to the Encore Medical Corporation 401(k) Plan. The Company provides executive officers with certain group life, health, medical and other non-cash benefits generally available to all salaried employees, which are not included in this column pursuant to SEC rules.

Option Grants for Fiscal 2004

     The following table sets forth information with respect to option grants to the named executive officers during 2004 and the potential realizable value of such option grants:

•	The number of shares of our common stock underlying options granted during the year;

•	The percentage that such options represent of all options granted to employees during the year;

•	The exercise price;

•	The expiration date; and

•	The hypothetical present value, as of the grant date, of the options under the option pricing model discussed below.

     The hypothetical value of the options as of their date of grant has been calculated below, using the Black-Scholes option pricing model, as permitted by the rules of the Securities and Exchange Commission, based upon a set of assumptions set forth in the footnote to the table. It should be noted that this model is only one method of valuing options, and the Company’s use of the model should not be interpreted as an endorsement of its accuracy. The actual value of the options may be significantly different, and the value actually realized, if any, will depend upon the excess of the market value of our common stock over the option exercise price at the time of exercise.

Option Grants During 2004

		% of Total
		Options Granted			Hypothetical
	Number of Options	to Employees in	Exercise Price	Expiration	Value at Grant
Name	Granted	Fiscal Year	($/Share)	Date (1)	Date (2)
Kenneth W. Davidson	200,000	8.5%	$7.28	5/18/2014	$1,289,020
	200,000	8.5%	$3.90	8/9/2014	$678,100
Paul Chapman	100,000	4.2%	$7.28	5/18/2014	$644,510
	150,000	6.3%	$3.90	8/9/2014	$508,575
Jack Cahill	75,000	3.2%	$7.28	5/18/2014	$483,383
	25,000	1.1%	$3.90	8/9/2014	$84,763
Scott Klosterman	50,000	2.1%	$7.28	5/18/2014	$322,255
	25,000	1.1%	$3.90	8/9/2014	$84,762
Harry L. Zimmerman	50,000	2.1%	$7.28	5/18/2014	$322,255
	100,000	4.2%	$3.90	8/9/2014	$339,050

(1)	The Compensation Committee, which administers the Company’s employee stock option and incentive plans, has general authority to accelerate, extend or otherwise modify benefits under option grants in certain circumstances within overall plan limits, and, with the consent of the affected optionee, to change the exercise price to a price not less than 100% of the market value of the stock on the effective date of the amendment. The Committee has no current intention to exercise that authority with respect to these options.

(2)	The estimated present value at grant date of options granted during 2004 has been calculated using the Black-Scholes option pricing model, based upon the following assumptions: estimated time until exercise of 10 years; a risk-free interest rate ranging from 2.70% to 3.80%, representing the interest rate on a U.S. Government zero-coupon bond on the date of grant with a maturity corresponding to the estimated time until exercise; a volatility rate of 90%; and a dividend yield of 0%. The approach used in developing the assumptions upon which the Black-Scholes valuation was done is consistent with the requirements of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation.”

Option Exercises and Values for 2004

     The table below sets forth the following information with respect to option exercises during 2004 by each of the named executive officers and the status of their options at December 31, 2004:

•	The number of shares of our common stock acquired upon exercise of options during 2004;

•	The aggregate dollar value realized upon the exercise of such options;

•	The total number of exercisable and non-exercisable stock options held at December 31, 2004; and

•	The aggregate dollar value of in-the-money exercisable options at December 31, 2004.

Aggregated Option Exercises during 2004
and
Option Values on December 31, 2004

	Shares				Value of unexercised
	Acquired	Value	Number of securities under-		acquired in-the-money
	On	Realized	lying unexercised options at		options
	Exercise of	Upon	December 31, 2004		December 31, 2004(1)
Name	Option	Exercise	Exercisable(2)	Unexercisable	Exercisable	Unexercisable
Kenneth W. Davidson	-0-	-0-	200,000	200,000	$-0-	$578,000
Paul Chapman	-0-	-0-	145,833	254,167	$177,374	$835,626
Jack Cahill	-0-	-0-	75,000	25,000	$-0-	$72,250
Scott Klosterman	-0-	-0-	102,501	72,499	$197,112	$246,338
Harry L. Zimmerman	-0-	-0-	50,000	100,000	$-0-	$289,000

(1)	Values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, fair market value is deemed to be $6.79, the closing common stock price reported on the Nasdaq National Market on December 31, 2004.

(2)	During 2004, we accelerated the vesting of outstanding stock options that had been granted to employees under the 1996 Incentive Stock Plan with a per share option exercise price equal to or greater than $7.28. The minimum $7.28 per share exercise price was greater than the closing price of the Company’s shares on the Nasdaq National Market on the effective date. As a result, options to purchase approximately 773,500 shares of the Company’s common stock with varying remaining vesting schedules of between four months and 32 months, became immediately exercisable. This acceleration was made considering the long-term incentive compensation impacts and proposed new accounting rules that are to take effect in 2005. Under the new accounting rules, all options are required to be expensed over their vesting prices, including options with an exercise price above current market value.

Contractual Arrangements with Named Executive Officers

     Messrs. Davidson, Cahill and Zimmerman, effective June 12, 2001, entered into agreements with us that provide for the base salaries as approved by the Compensation Committee noted below, participation in all of the benefit programs available to our other executive employees, and one year of severance pay in the event of termination without cause by the Company. Mr. Davidson’s agreement was replaced by an agreement effective October 1, 2003, which was then amended on March 9, 2005. Mr. Chapman had entered into an employment agreement dated November 26, 2001 with Chattanooga Group, Inc. This agreement was replaced with one effective as of February 8, 2002 between Mr. Chapman and the Company. Mr. Klosterman had entered into an employment agreement dated November 26, 2001 with Chattanooga Group, Inc. This agreement was replaced with one effective as of February 8, 2002 between Mr. Klosterman and the Company. Messrs. Cahill, Chapman, Klosterman and Zimmerman’s agreements were amended on November 15, 2003 to extend the terms of the agreements through December 31, 2006. Each of these executive officers and Mr. Davidson are subject to a one year non-compete restriction. The base 2005 annual salaries for Messrs. Davidson, Cahill, Chapman, Klosterman and Zimmerman are $440,000, $233,000, $300,000, $190,000 and $220,000, respectively.

     Each of Messrs. Davidson, Cahill and Zimmerman purchased from the Company shares of our common stock at a price of $1.02 per share on June 12, 2001. These shares were restricted, with the restrictions lapsing ratably over a 36-month period which ended on June 12, 2004. We made a full recourse, 8% interest bearing secured loan to each of these executive officers to allow them to purchase the shares. The number of shares purchased by and the amount of the loans of Messrs. Davidson, Cahill and Zimmerman are 550,000, 100,000 and 150,000 shares, and $560,450, $101,900, and $152,850, respectively. Mr. Cahill repaid his loan on March 29, 2005.

Equity Compensation Plans

     The following table provides information as of December 31, 2004 regarding compensation plans (including individual compensation arrangements) under which equity securities of Encore are authorized for issuance. These plans are as follows:

•	the 1996 Incentive Stock Plan;

•	the 1997 Distributor Advisory Panel Stock Option Plan;

•	the 1997 Surgeon Advisory Panel Stock Option Plan;

•	the 2000 Non-Employee Director Stock Option Plan;

•	the 2004 Grants to Empi Employees;

•	the 1993 Distributor Stock Option Plan; and

•	the 1993 Surgeon Advisory Panel Stock Option Plan.

			Number of securities
			remaining
	Number of securities		available for future
	to be issued upon	Weighted-average	issuance under
	exercise	exercise price of	equity compensation
	of outstanding	outstanding	plans (excluding
	options,	options,	securities reflected in
Plan Category	warrants and rights	warrants and rights	column (a))
Equity compensation plans approved by security holders	2,647,335	$6.58	2,455,508

Equity compensation plans not approved by security holders	1,300,930	$4.63	162,500

	3,948,265	$5.03	2,618,008

For additional information regarding those plans that have not been approved by security holders, please see the information included in Footnote 9 of our consolidated financial statements included in our annual report. You may obtain a copy of our annual report, without charge, by writing us at 9800 Metric Blvd., Austin, Texas 78758, Attn: Harry L. Zimmerman.

PERFORMANCE GRAPH

The foregoing chart shows a comparison of the cumulative total stockholder return among the Company, the NASDAQ CRSP Index and a peer group comprised of other orthopedic companies (Biomet Inc., CONMED Corporation, dj Orthopedics, Inc., Dynatronics Corp., Exactech Inc., Osteotech Inc., Regeneration Technologies, Inc., Smith & Nephew, PLC, Stryker Corp., Wright Medical Group, Inc., and Zimmer Holdings, Inc.):(1)

(1)	The total return on investment (change in year end stock price plus reinvested dividends) assumes $100 invested on January 1, 1999 in the Company, in the NASDAQ CRSP Index, and in each of the peer group companies.

HOUSEHOLDING INFORMATION

     Encore stockholders that share the same last name and household mailing address with multiple accounts will receive a single copy of stockholder documents (annual reports, proxy statements, prospectus, or other information) unless the Company is instructed otherwise. Each registered stockholder will continue to receive a separate proxy card. Additional copies of these documents will be delivered promptly upon written request to the Corporate Secretary at 9800 Metric Blvd., Austin, Texas 78758 or oral request by calling Harry L. Zimmerman at (512) 832-9500. You may also specify if you would like to receive individual copies in the future. If you are currently receiving multiple copies and wish to only receive one copy, you may also notify us at the address listed above.

PROPOSALS

ITEM 1 – ELECTION OF DIRECTORS

Directors Standing for Election

     Our Board of Directors is currently divided into three classes, each having three-year terms that expire in successive years. The term of office of the directors in Class B expire at the 2005 Annual Meeting. The Board proposes that Mr. Davidson, Ms. Osar, and Mr. Wesson, the nominees described below, who are currently serving as directors, be elected to be Class B directors for a term of three years each and until his or her successor is duly elected and qualified.

     The nominees have consented to serve a three-year term. If any should become unavailable to serve as directors, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

     Since the time of the last annual meeting of the Company, no directors have resigned from the Board.

Class B Directors. The Class B directors standing for election by the holders of our common stock are:

Kenneth W. Davidson

Mr. Davidson has served as our Chief Executive Officer and President since October 2000 and as Chairman of our Board of Directors since February 2001. Mr. Davidson also served as our President from October 2000 to May 2003. Mr. Davidson has served as a member of our Board of Directors since March 1997. Mr. Davidson served as Chairman, President and CEO of Maxxim Medical, Inc., a publicly-held medical supply company from 1986 to July 2000. Previously, Mr. Davidson held various positions with Intermedics, Inc., a pacemaker equipment manufacturer, Baxter Laboratories, a publicly-held health-care product and service company, and Merck & Co, a publicly-held human and animal health-care product company. Mr. Davidson received a Bachelor of Science degree in Biology and Chemistry from Laurentian University, Sudbury Ontario, Canada.

Karen R. Osar

Ms. Osar has served as a director of our company since September 2003. Ms. Osar currently serves as Executive Vice President and Chief Financial Officer of Crompton Corporation, a $2.5 billion company which produces and markets specialty chemicals. Previously, she was the Senior Vice President and Chief Financial Officer of MeadWestvaco Corporation, a manufacturing company. From 1999 to 2002, Ms. Osar served as Senior Vice President and Chief Financial Officer of Westvaco Corporation, a packaging, paper and specialty chemicals company, and from 1994 to 1999, she held the position of Vice President and Treasurer of Tenneco, Inc. Ms. Osar began her career at J.P. Morgan Company where she held positions of increasing rank, including Managing Director of the Investment Banking Group. Ms. Osar currently serves as a director of Allergan, Inc., a specialty pharmaceutical company, and BNY Hamilton Funds, Inc., a mutual fund family advised by The Bank of New York. Ms. Osar earned a B.A. in Latin American Studies from Smith College and an M.B.A. from Columbia University.

Bruce F. Wesson

Mr. Wesson has served as a director of our company since June 2001. Mr. Wesson has been a general partner of Galen Associates since 1990. Prior to his association with Galen, Mr. Wesson served as a Managing Director in the Corporate Finance Division of Smith Barney. Mr. Wesson is chairman of QMed, Inc., a publicly-held company focusing on cardiovascular disease management, and currently serves as a director for Crompton Corporation, a publicly-held company which produces and markets specialty chemicals, Acura Pharmaceuticals, Inc. (formerly Halsey Drug Co., Inc.), a publicly-held pharmaceutical technology development company, and several privately-held companies. Mr. Wesson earned a B.A. from Colgate University and has an M.B.A. from Columbia University.

Directors Continuing in Office

Class A Directors. The term of office for the following Class A directors will end at the 2007 Annual Meeting:

Richard O. Martin, Ph.D.

Dr. Martin has served as a director of our company since February 1996. Dr. Martin retired in October 2001 as President of Medtronic Physio-Control, a position he held since the merger of Physio-Control International Corporation and Medtronic in September 1998. From 1991 to 1998, Dr. Martin served as Chairman and Chief Executive Officer of Physio-Control. Prior to joining Physio-Control, Dr. Martin held a variety of positions culminating as President and Chief Operating Officer of Intermedics, Inc. of Angelton, Texas. He has also served as President and Chief Operating Officer of Positron Corporation of Houston, Texas. Dr. Martin is a past National Chairman of the AeA, the nation’s largest trade association representing the high-tech industry. He is also a past Chairman of the American Heart Association’s Northwest Affiliate. Dr. Martin also serves on the Board of Directors of Esophyx, Inc., CardioDynamics, Inc., Cardiac Dimensions, Inc., Pathway Medical Technologies, Inc., and Inovise Medical, Inc. He holds a B.S. in Electrical Engineering from Christian Brothers College, a M.S. in Electrical Engineering from Notre Dame University and a Ph.D. in Electrical/Biomedical Engineering from Duke University.

Zubeen Shroff

Mr. Shroff has served as a director of our company since June 2001. Mr. Shroff has been a general partner of Galen Associates, a healthcare-focused private equity investment fund since 1998. Mr. Shroff joined Galen in 1997 from The Wilkerson Group, a provider of management consulting services to the health care products and services industry, where Mr. Shroff was a principal/consultant from 1992 to 1996. Mr. Shroff currently serves on the boards of Halsey Drug Co., Inc., a publicly-held drug company, Cognia, Inc., Cortek, Inc., and AmericasDoctor, Inc., a pharmaceutical services company.

Class C Directors. The term of office for the following Class C directors shall end at the 2006 Annual Meeting:

Alastair J. T. Clemow

Mr. Clemow has served as a director of our company since June 2003. From July 2000 to present, Mr. Clemow has served as the principal of Tanton Technologies, an independent consulting company providing strategic and technical assessment of new medical device opportunities for large, mid-cap and early stage development companies. From 2003 to 2004, Mr. Clemow served as the President and CEO of Gelifex, Inc., a medical device company which was sold to Synthesis Inc. From 1994 to June 2000, Mr. Clemow served at Johnson & Johnson in a variety of positions, including Vice President of Worldwide Business Development and Director of Research and Development for Johnson & Johnson Professional, Inc. and Johnson & Johnson Orthopedics. Mr. Clemow holds an M.B.A. in Finance from Columbia University and a Ph.D. and B.S. in Metallurgy from the University of Surrey in Guilford, England.

Joel S. Kanter

Mr. Kanter has served as a director of our company since March 1997. Since 1986, Mr. Kanter has served as President of Windy City, Inc., a privately-held investment company specializing in early stage venture capital. From 1993 through 1999, Mr. Kanter was also President and a Director of Walnut Financial Services, Inc., a venture capital and financial services firm listed on the Nasdaq National Market. Mr. Kanter currently serves as a director of I-Flow Corporation, a publicly-held drug delivery technology company, Magna-Labs, Inc., a development stage cardiac imaging company and LOGIC Devices, Inc., a company that develops and markets digital integrated circuits. Mr. Kanter earned a B.A. from Tulane University.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE NOMINATED DIRECTORS.

OTHER MATTERS

     As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. In the event that any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

     Proxy Solicitation Costs. The proxies being solicited hereby are being solicited by us. The cost of soliciting proxies in the enclosed form will be borne by us. Our officers and regular employees may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

     Proposals of Stockholders. If you wish to submit a proposal for possible inclusion in the our 2006 proxy material, we must receive your notice, in accordance with the rules and procedures of the Securities and Exchange Commission, including SEC Rule 14a-8, on or before December 2, 2005. Proposals should be sent to Corporate Secretary, Encore Medical Corporation, 9800 Metric Blvd., Austin, Texas 78758.

INCORPORATION OF DOCUMENTS BY REFERENCE

     The following information is incorporated by reference from our annual Report on Form 10-K for the fiscal year ended December 31, 2004, a copy of which accompanies this proxy statement:

(a)	Financial Statements

(i)	Independent Registered Public Accounting Firm Reports.

(ii)	Consolidated Balance Sheets as of December 31, 2004 and 2003.

(iii)	Consolidated Statements of Operations for the years ended December 31, 2004, 2003 and 2002.

(iv)	Consolidated Statements of Changes in Stockholders’ Equity and Comprehensive Income for the years ended December 31, 2004, 2003 and 2002.

(v)	Consolidated Statements of Cash Flow for the years ended December 31, 2004, 2003 and 2002.

(vi)	Notes to Consolidated Financial Statements.

(b)	Management’s Discussion and Analysis of Financial Condition and Results of Operations.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this document to the extent that a statement contained herein which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this document.

By order of the Board of Directors,

Harry L. Zimmerman
Corporate Secretary

April 4, 2005

EXHIBIT A

ENCORE MEDICAL CORPORATION
AUDIT COMMITTEE CHARTER

The Purposes of the Audit Committee

     The purposes of the Audit Committee (the “Committee”) of Encore Medical Corporation (the “Company”) shall be to:

•	Represent and assist the Board of Directors in discharging its oversight responsibility relating to: (i) the accounting, reporting and financial practices of the Company and its subsidiaries, including the integrity of the Company’s financial statements, and the audits of the financial statements of the Company; (ii) the surveillance of administration and financial controls and the Company’s compliance with legal and regulatory requirements; (iii) the Company’s independent auditor’s qualifications and independence; and (iv) the performance of the Company’s internal audit function and the Company’s independent auditor; and

•	Prepare the report required by the rules of the Securities and Exchange Commission (“Commission”) to be included in the Company’s annual proxy statement.

     Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements; accounting and financial reporting principles; and the Company’s internal controls and procedures designed to promote compliance with accounting standards and applicable laws and regulations. The Company’s independent auditor is responsible for performing an independent audit of the consolidated financial statements of the Company in accordance with generally accepted auditing standards.

     The functions of the Committee are not intended to duplicate or to certify the activities of management and the Company’s independent auditor, nor can the Committee certify that the independent auditor is “independent” under applicable rules. The Committee serves a Board level oversight role where it oversees the relationship with the Company’s independent auditor, as set forth in this Charter, and provides advice, counsel and general direction, as it deems appropriate, to management and the Company’s independent auditor on the basis of the information it receives, discussions with the Company’s independent auditor, and the experience of the Committee’s members in business, financial and accounting matters.

     In furtherance of the Committee’s objectives, the Committee will work closely with the Company’s management, internal auditors, independent auditor, outside legal counsel and other advisors to attempt to ensure the Company’s resources are used effectively in complying with all legal and regulatory requirements without creating unnecessary, redundant or burdensome procedures which provide no substantive benefit to the Company.

Audit Committee Membership

     The Committee shall be composed of no fewer than three members of the Board of Directors of the Company determined by the Board to meet the independence and financial literacy requirements of The Nasdaq Stock Market, Inc. (“NASDAQ”), Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder. In addition, no member of the Committee shall have participated in the preparation of the financial statements of the Company or any subsidiary of the Company at any time during the past three years. Appointment to the Committee, including the designation of the Chairperson of the Committee and the designation of any Committee member or members as an “audit committee financial expert,” shall be made on an annual basis by the full Board upon recommendation of the Company’s Nominations Committee. Committee members may be replaced by the Board. The “audit committee financial expert” shall serve as Chairperson of the Committee unless the Board determines otherwise.

     Each member of the Committee must be able to read and understand fundamental financial statements and footnotes, including the Company’s balance sheet, income statement and cash flow statement. Additionally, at least one member of the Committee, the “audit committee financial expert,” must have (i) an understanding of generally accepted accounting principles in connection with the accounting for estimates, accruals and reserves; (ii) experience preparing, auditing, analyzing or evaluating financial statements that present the breadth and level of complexity of accounting issues generally comparable to those that may arise in the Company’s financial statements; (iii) experience with internal controls

As of November 10, 2004

and procedures for financial reporting; and (iv) an understanding of audit committee functions. The “audit committee financial expert” must have acquired these attributes through past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in such person’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

     The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permissible non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

Audit Committee Meetings

     The Committee shall meet at least quarterly, with authority to convene additional meetings as circumstances require. Meetings may be either in person or by telephone conference call which can be heard by all members of the Committee present at the meeting. A majority of the members of the Committee shall constitute a quorum.

     The Chairperson of the Committee shall preside at each meeting of the Committee and, in consultation with the other members of the Committee, shall set the frequency and length of each meeting and the agenda of items to address at each meeting. The Company will ensure that the agenda for each meeting is circulated in advance of the meeting.

     Periodically, the Committee shall meet separately with management, the Company’s internal auditors and the Company’s independent auditor in separate executive sessions. The Committee may request any director, officer or employee of the Company or the Company’s internal auditors, outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee or such other persons as the Committee deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to enable it to carry out its responsibilities. The Committee shall record, or cause to be recorded, minutes of the proceedings of each meeting of the Committee, and shall send, or cause to be sent, such minutes to Committee members and the members of the Board who are not members of the Committee. The Secretary of the Company shall permanently file the minutes of all meetings of the Committee in the Company’s corporate record books.

Audit Committee Responsibilities

The Committee shall:

External Audit

•	Have the sole authority to appoint or replace the Company’s independent auditor and to approve all engagement fees and terms (subject, if applicable, to shareholder ratification). The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attestation services for the Company. The independent auditor shall report directly to the Committee, and the Company shall provide the Committee the ability to compensate the independent auditor.

•	Establish policies and procedures for the engagement of the Company’s independent auditor to provide audit and permissible non-audit services, which shall include pre-approval of all permissible non-audit services to be provided by the Company’s independent auditor.

•	Pre-approve all auditing services and permissible non-auditing services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit. Review and evaluate the lead partner of the independent auditor team.

•	Obtain and review, at least annually, a report by the Company’s independent auditor describing: (a) the independent auditor’s internal quality-control procedures; (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or

As of November 10, 2004

professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditor; and (c) any steps taken to deal with any such issues.

•	Consider, at least annually, the independence of the Company’s independent auditor including whether the independent auditor’s performance of permissible non-audit services is compatible with the auditor’s independence, and obtain and review a report by the independent auditor describing any relationship between the independent auditor and the Company or any other relationships that may adversely affect the independence of the auditor. The Committee shall present its conclusions with respect to the independent auditor to the Board of Directors.

•	Review and discuss with the Company’s independent auditor: (a) the scope of the audit, the results of the annual audit examination by the independent auditor, and any difficulties the independent auditor encountered in the course of its audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management; and (b) any reports of the independent auditor with respect to interim periods.

•	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

•	Establish policies for the Company’s hiring of employees and former employees of the Company’s independent auditor.

•	Meet with the external auditors and management periodically, but at least annually, in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately.

•	Ensure that significant findings and recommendations made by the external auditors are received and discussed on a timely basis.

Annual Financial Statements

•	Review and discuss with management and the Company’s independent auditor the annual audited financial statements of the Company including: (a) an analysis of the auditor’s judgment as to the quality of the Company’s accounting principles, setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (b) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including accounting policies that may be regarded as critical; and (c) major issues regarding the Company’s accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and financial statement presentations. The Committee shall pay particular attention to complex and/or unusual transactions and focus on judgmental areas such as those involving valuation of assets and liabilities, including, for example, the accounting for and disclosure of obsolete or slow-moving inventory; product and environmental liability; litigation reserves; and other commitments and contingencies.

Interim Financial Statements

•	Review and discuss with management and the Company’s independent auditor the quarterly financial statements of the Company, including: (a) an analysis of the auditor’s judgment as to the quality of the Company’s accounting principles, setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (b) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including accounting policies that may be regarded as critical; and (c) major issues regarding the Company’s accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and financial statement presentations.

•	Gain insight into the fairness of the interim statements and disclosures by obtaining explanations from management and from the Company’s independent auditor on whether: (a) actual financial results for the quarter or interim period varied significantly from budgeted or projected results; (b) changes in financial ratios and relationships in the interim financial statements are consistent with changes in the Company’s operations and financing practices; (c) generally accepted accounting principles have been consistently applied; (d) there are any

As of November 10, 2004

actual or proposed changes in accounting or financial reporting practices; (e) there are any significant or unusual events or transactions; (f) the Company’s financial and operating controls are functioning effectively; (g) the Company has complied with the terms of loan agreements or security indentures; and (h) the quarterly financial statements contain adequate and appropriate disclosures.

•	Review and discuss quarterly reports from the Company’s independent auditor about: (a) all critical accounting policies and practices to be used; (b) significant or material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Company’s independent auditor; and (c) other material written communications between the Company’s independent auditor and management, such as any management letter or schedule of unadjusted differences.

Internal Control

•	Review and discuss the adequacy and effectiveness of the Company’s internal controls periodically, but at least annually, including any material weaknesses in internal controls and significant changes in such controls reported to the Committee by the Company’s independent auditor or management. Evaluate whether management is setting the appropriate tone at the top by communicating the importance of internal control and ensuring that all individuals possess an understanding of their roles and responsibilities. Focus on the extent to which external auditors review computer systems and applications, the security of such systems and applications, and the contingency plan for processing financial information in the event of a systems breakdown. Gain an understanding of whether internal control recommendations made by external auditors have been implemented by management. Ensure that the external auditors keep the Committee informed about fraud, illegal acts, deficiencies in internal control, and certain other matters to the extent they become aware of any such matters.

•	Review and discuss with the principal internal auditor of the Company the scope and results of the internal audit program.

•	Approve the appointment and replacement of the Company’s internal auditor as needed.

•	Review the significant reports to management prepared by the Company’s internal auditor and management’s responses.

•	Discuss with the Company’s independent auditor and management the Company’s internal auditor’s responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

•	Review and discuss the Company’s policies with respect to risk assessment and risk management.

Disclosures

•	Review and discuss the adequacy and effectiveness of the Company’s disclosure controls and procedures and management reports thereon.

•	Review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for each Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

•	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Review and discuss corporate policies with respect to earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies, periodically, but at least annually.

Compliance with Laws and Regulations

•	Review the Company’s compliance systems and policy and procedures with respect to legal and regulatory requirements. Review the results of management’s investigations and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities.

As of November 10, 2004

•	At least once per year obtain updates from management, general counsel, and tax director regarding compliance. Review with management and the external auditors the findings of any examinations by regulatory agencies such as the Commission.

Compliance with Code of Conduct

•	Review the Company’s code of conduct and programs to monitor compliance with such code. Review whether management is setting the appropriate tone at the top by communicating the importance of the code of conduct and the guidelines for acceptable business practices.

•	Periodically obtain updates from management and general counsel regarding compliance with such code.

Reporting Responsibilities

•	Regularly update the Board of Directors and make appropriate recommendations about committee activities and issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, and the performance of the internal audit function.

Other Responsibilities

•	Establish procedures for handling complaints regarding accounting, internal accounting controls and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.

•	Review and approve all related party transactions for potential conflict of interest situations on an ongoing basis.

•	Review, with the Company’s counsel, any legal matters that could have a significant impact on the Company’s financial statements. If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist.

•	Review the performance of the Committee and assess the adequacy of the Committee charter periodically, but at least annually, as conditions dictate. Update the Committee charter as needed and receive approval of changes from the Board.

•	Perform other oversight functions as requested by the full Board.

Committee Resources

The Committee shall have the authority, to the extent it deems necessary or appropriate to carry out its duties, to engage and retain independent legal, accounting or other advisors. The Committee shall have full authority to authorize, and require the Company to provide for, appropriate funding, as determined by the Committee, in its sole discretion, for the payment of compensation to any independent auditor engaged for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company, compensation to any advisors employed by the Committee, and ordinary administrative expenses that are necessary or appropriate to carry out its duties.

As of November 10, 2004

ENCORE® MEDICAL CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 18, 2005

Empi, Inc.
599 Cardigan Road
St. Paul, MN 55126

ENCORE® MEDICAL CORPORATION
9800 Metric Boulevard
Austin, TX 78758

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 18, 2005.

The undersigned hereby appoints Kenneth W. Davidson and Harry L. Zimmerman, and each of them, as proxies, with full power of substitution and resubstitution in each, and hereby authorizes them to represent and vote, as designated on the other side of this Proxy, all the shares of common stock of Encore Medical Corporation standing in the name of the undersigned with all powers that the undersigned would possess if present in person at the Annual Meeting of Stockholders of the Company to be held May 18, 2005, or any adjournment or postponement thereof. In their discretion, the proxies may vote upon such other business as may properly come before the meeting.

See reverse for voting instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Encore Medical Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

Please detach here

The Board of Directors Recommends a Vote FOR Item 1.

1. Election of directors:	01 Kenneth W. Davidson	☐ Vote FOR	☐ Vote WITHHELD
	02 Karen R. Osar	all nominees	from all nominees
	03 Bruce F. Wesson	(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION
IS GIVEN, WILL BE VOTED FOR
THE PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.